UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 25, 2020

Shiloh Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-21964	51-0347683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

880 Steel Drive
Valley City, Ohio 44280
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 558-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 per share	SHLO	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information regarding the Stock and Asset Purchase Agreement (as defined below) set forth in Item 1.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 1.03	Bankruptcy or Receivership.

Chapter 11 Filing

On August 30, 2020, Shiloh Industries, Inc., a Delaware corporation (the “Company”), and certain of its U.S. subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions (the “Bankruptcy Petitions,” and the cases commenced thereby, the “Chapter 11 Cases”) for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors have filed a motion with the Bankruptcy Court seeking joint administration of the Chapter 11 Cases under the caption “In re Shiloh Industries, Inc. et al.”

No trustee has been appointed and the Company will continue to manage itself and its subsidiaries as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code. The Debtors are seeking approval of a variety of “first day” motions containing customary relief intended to assure the Debtors’ ability to continue their ordinary course operations. In connection with the Chapter 11 Cases, the Debtors are seeking authority to sell substantially all of their assets pursuant to Section 363 of the Bankruptcy Code.

Stock and Asset Purchase Agreement

In connection with the Chapter 11 Cases, on August 30, 2020, the Debtors entered into a Stock and Asset Purchase Agreement (the “Stock and Asset Purchase Agreement”) with Grouper Holdings, LLC, a Delaware limited liability company (the “Purchaser”) and subsidiary of MiddleGround Capital LLC. Pursuant to the Stock and Asset Purchase Agreement, the Purchaser will acquire substantially all of the Debtors’ assets, including the equity interests of certain of the Debtors’ direct subsidiaries. The aggregate consideration for the purchased assets and equity interests will be $218 million in cash, subject to working capital and net debt adjustments, and assumption of certain liabilities of the Debtors.

The consummation of the transactions contemplated by the Stock and Asset Purchase Agreement is subject to customary closing conditions, including, among others, (i) entry of an order approving the Stock and Asset Purchase Agreement by the Bankruptcy Court; (ii) the accuracy of representations and warranties of the parties; and (iii) material compliance with the obligations set forth in the Stock and Asset Purchase Agreement.

The asset and equity purchase pursuant to the Stock and Asset Purchase Agreement is expected to be conducted under the provisions of Section 363 of the Bankruptcy Code and will be subject to proposed bidding procedures and receipt of higher or otherwise better competing bids. Upon entry by the Bankruptcy Court, the bidding procedures order will provide that Purchaser is the “stalking horse” bidder for the assets and equity identified in the Stock and Asset Purchase Agreement. The Stock and Asset Purchase Agreement calls for the Company to pay a break-up fee to Purchaser equal to $7.1 million upon the consummation of an alternate transaction involving the sale of a material portion of the Debtors’ assets to any person or entity other than the Purchaser (an “Alternative Transaction”). The Stock and Asset Purchase Agreement also provides for reimbursement of an amount not to exceed $1.5 million for expenses incurred by the Purchaser in connection with the Stock and Asset Purchase Agreement in the event the Stock and Asset Purchase Agreement is terminated in certain circumstances, including, among others, upon the entry into an Alternative Transaction.

The foregoing description of the Stock and Asset Purchase Agreement is qualified in its entirety by reference to the Stock and Asset Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

DIP Financing

In connection with the Chapter 11 Cases, the Debtors filed a motion seeking Bankruptcy Court approval of debtor-in-possession financing on the terms set forth in that certain Superpriority Secured Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”), among the Company, as borrower, the other Debtors as guarantors thereto, the various lenders from time to time party thereto and Bank of America, N.A., as administrative agent and collateral agent (the “DIP Agent”), to be executed on or shortly after the date that the Bankruptcy Court enters an interim order approving the DIP Credit Agreement.

Subject to the approval of the Bankruptcy Court, it is expected that the DIP Credit Agreement will provide for a senior secured superpriority debtor-in-possession financing in an aggregate principal amount not to exceed $123.5 million (the “DIP Facility”) consisting of (i) an approximately $23.5 million new money subfacility comprised of revolving loans and (ii) a roll-up of approximately $100 million of commitments under the Company’s existing revolving credit facility, which will be deemed loans under the DIP Facility. As of the closing of the DIP Credit Agreement, $18.1 million of the new money subfacility will become available to the Company. Upon the date that the Bankruptcy Court enters a final non-appealable order, the full remaining amount of the new money loans will be available to the Company.

The proceeds of the DIP Facility will provide incremental liquidity for working capital, administrative costs, and premiums and fees associated with the Chapter 11 Cases, payment of court-approved prepetition obligations and other purposes such as are consistent with the DIP Credit Agreement or as otherwise approved by the agent and lenders.

The description of the DIP Credit Agreement and DIP Facility set forth above is qualified in its entirety by reference to the final, executed DIP Credit Agreement, as approved by the Bankruptcy Court.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The commencement of the Chapter 11 Cases constitutes an event of default that accelerated the $341.3 million of outstanding borrowings under the Credit Agreement, dated as of October 25, 2013, as amended (the “Existing Credit Agreement”), with Bank of America, N.A., as Administrative Agent, Swing Line Lender, Dutch Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A. as Syndication Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities, LLC as Joint Lead Arrangers and Joint Book Managers, CIBC Bank, USA, Compass Bank and The Huntington National Bank, N.A., as Co-Documentation Agents and the other lender parties thereto. The Existing Credit Agreement provides that, as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce payment obligations under the Existing Credit Agreement are automatically stayed as a result of the filing of the Chapter 11 Cases and the lenders’ rights of enforcement in respect of the Existing Credit Agreement are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention Incentive Awards

On August 25, 2020, the compensation committee of the board of directors of the Company approved a Key Employee Retention Program, pursuant to which certain executive officers of the Company, including the individuals listed below (the “Executives”), received one-time cash retention incentive awards (the “Retention Incentives”). The Retention Incentive amounts for the Executives are listed below:

Name	Title	Retention Incentive Amount
Cloyd Abruzzo	Interim Chief Executive Officer	$600,000
Scot Bowie	Vice President, Corporate Controller	$197,000
Lillian Etzkorn	Senior Vice President and Chief Financial Officer	$630,000

The Retention Incentives were paid on August 28, 2020 and are subject to the terms of the corresponding Retention Incentive Letter Agreements, each substantially in the form filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Retention Letter Agreement”). Pursuant to the Retention Letter Agreement, if the Executive terminates his or her employment for any reason or the Executive’s employment is terminated by the Company for cause (as reasonably determined by the Company and which includes, but is not limited to, the Executive’s failure to provide satisfactory performance and cooperation as set forth in the Retention Letter Agreement) prior to the earlier of (i) the Closing Date (as such term is defined in the Retention Letter Agreement) or (ii) December 31, 2020, the Executive will forfeit his or her entitlement to the Retention Incentive and must repay to the Company the full, aggregate amount of the Retention Incentive before the date on which the Company pays the Executive his or her final wages. As a condition to receiving the Retention Award, each Executive agreed to forfeit the Executive’s rights to any previously granted recognition award and to severance benefits under any plan or arrangement with the Company. Further, the Retention Letter Agreement requires the Executive’s satisfactory performance and cooperation as determined by the scope of the Executive’s duties, as well as carrying out any other responsibilities that may be assigned to the Executive, in a thorough and professional manner.

The foregoing description of the Retention Letter Agreement is qualified in its entirety by reference to the form of Retention Letter Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

The Company cautions that trading in its securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for these securities may bear little or no relationship to the actual recovery, if any, by the holders in the Chapter 11 Cases. The Company expects that its stockholders could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

Bankruptcy Court filings and other information related to the Chapter 11 Cases are available at a website administered by the Company’s noticing and claims agent, Prime Clerk LLC, at http://www.primeclerk.com/shiloh.

The information set forth in Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Forward-Looking Statements

The statements contained in this Current Report that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements are made on the basis of management’s assumptions and expectations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements due to a variety of factors, including (1) the duration and severity of the COVID-19 pandemic, any preventive or protective actions taken by governmental authorities, the effectiveness of actions taken globally to contain or mitigate its effects, and any unfavorable effects of the COVID-19 pandemic on either the Company’s manufacturing operations, or those of its customer’s or suppliers; (2) reduction in demand for the Company’s solutions, including any reduction in demand as a result of a COVID-19 triggered economic recession, including any determination that the value of its assets is impaired or that it does not have the ability to continue as a going concern; (3) the Company’s ability to accomplish its strategic objectives; (4) the Company’s ability to obtain future sales; (5) changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities; (6) costs related to legal and administrative matters; (7) the Company’s ability to realize cost savings expected to offset price concessions; (8) the Company’s ability to successfully integrate acquired businesses, including businesses located outside of the United States; (9) risks associated with doing business internationally, including economic, political and social instability, foreign currency exposure and the lack of acceptance of the Company’s products; (10) inefficiencies related to production and product launches that are greater than anticipated; (11) changes in technology and technological risks; (12) work stoppages and strikes at the Company’s facilities and that of its customers or suppliers; (13) the Company’s dependence on the automotive and heavy truck industries, which are highly cyclical; (14) the dependence of the automotive industry on consumer spending, which is subject to the impact of domestic and international economic conditions affecting car and light truck production; (15) regulations and policies regarding international trade; (16) financial and business downturns of the Company’s customers or vendors, including any production cutbacks or bankruptcies; (17) increases in the price of, or limitations on the availability of aluminum, magnesium or steel, the Company’s primary raw materials, or decreases in the price of scrap steel; (18) the successful launch and consumer acceptance of new vehicles for which the Company supplies parts; (19) the impact on financial statements of any known or unknown accounting errors or irregularities, and the magnitude of any adjustments in restated financial statements of the Company’s operating results; (20) the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases; (21) the effects of the Chapter 11 Cases on the Company and on the interests of various constituents; (22) potential delays in the Chapter 11 process due to the effects of the COVID-19 virus; (23) objections to the Stock and Asset Purchase Agreement, DIP Credit Agreement or other pleadings filed that could protract the Chapter 11 Cases; (24) the Bankruptcy Court’s rulings in the Chapter 11 Cases, including the approvals of the terms and conditions of, and the transactions contemplated by, the Stock and Asset Purchase Agreement and the DIP Credit Agreement (25); the outcome of the Chapter 11 Cases in general; (26) the length of time the Company will operate under the Chapter 11 Cases; (27) risks associated with third-party motions in the Chapter 11 Cases; (28) the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs related to the Chapter 11 Case; (29) the ability of the Company to meet the closing conditions and successfully consummate the Stock and Asset Purchase Agreement; (30) employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; (31) the trading price and volatility of the Company’s common stock and the ability of the Company to remain listed on The NASDAQ Global Select Market; (32) increases in pension plan funding requirements; (33) the Company’s ability to derive a substantial portion of its sales from large customers; (34) a successful transition of the CEO position and the Company’s ability to successfully identify a qualified and effective full-time CEO; and (35) other factors besides those listed here could also materially affect the Company’s business. See (a) “Part I, Item 1A. Risk Factors” in the Company’s Annual Report

on Form 10-K for the fiscal year ended October 31, 2019 and (b) Part II, Item 1A. Risk Factors” in the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended January 30, 2020 and April 30, 2020 for a more complete discussion of these risks and uncertainties. Any or all of these risks and uncertainties could cause actual results to differ materially from those reflected in the forward-looking statements. These forward-looking statements reflect management’s analysis only as of the date of this Current Report. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of filing this Current Report. In addition to the disclosures contained herein, readers should carefully review risks and uncertainties contained in other documents the Company files from time to time with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit:

Number	Exhibit

2.1	Stock and Asset Purchase Agreement, dated as of August 30, 2020, by and among Grouper Holdings, LLC, Shiloh Industries, Inc., and each of Shiloh Industries, Inc.’s subsidiaries listed on the signature pages to the Stock and Asset Purchase Agreement.

10.1	Form of Retention Incentive Letter Agreements

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHILOH INDUSTRIES, INC.

By:	/s/ Lillian Etzkorn
Lillian Etzkorn
Senior Vice President and Chief Financial Officer

Date: August 31, 2020